Exhibit 3.36

BY LAWS OF

T-K ACQUISITION CORP.

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Illinois shall be located in the City of Broadview and County of Cook. The Corporation may have such other offices, either within or without this State, as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on a day set by the Board of Directors each year, at the hour to be fixed by the President, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman (if any), the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without this State, as the place of meeting for any annual or special meeting of the shareholders called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without this State, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in this State, except as otherwise provided in Section 5 of this Article.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without this State, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6. PARTICIPATION IN MEETINGS. Shareholders may participate in and act at any Shareholders meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, provided that all of the shareholders consent in writing to the recording of such communications and provided that such recording is in fact made and becomes a part of the official corporate records. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

SECTION 7. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

SECTION 8. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 9. QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or these By-Laws.

SECTION 10. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 11. VOTING OF SHARES. Subject to the provisions of Section 13 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 13. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

SECTION 14. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than three nor more than nine. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of this State or shareholders of the Corporation.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may also provide, by resolution, the time and place, either within or without this State, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Chairman or the President, or by the Secretary upon the written request of any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without this State, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least five (5) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram, telex, graphic scanning or other communication system. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. PARTICIPATION IN MEETINGS. Members of the Board of Directors or of any committee thereof may participate in and act at any meeting of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, provided that a majority of such directors consent in writing to the recording of such communications and provided that such recording is in fact made and becomes a part of the official corporate records. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose;

however, a majority of directors then in office may fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise. Any director so elected to serve until the next annual meeting of shareholders, but at no time may the number of directors so elected exceed 33-1/3% of the total membership of the Board of Directors.

SECTION 10. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 11. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

SECTION 12. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13. CERTAIN EXTRAORDINARY ACTIONS. Notwithstanding anything contained herein, each of the following actions shall require the affirmative vote of 75% of all of the members of the Board of Directors: (i) the issuance of any shares of common stock or other capital stock of the Corporation or any rights, warrants or options exercisable into shares of common stock or other capital stock of the Corporation, (iii) the repurchase of any shares of common stock or other capital stock of the Corporation from any shareholders of the Corporation, (iii) any action by the Corporation which would revoke or otherwise cause a termination of the Corporation’s election under Section 1361 of the Internal Revenue Code of 1986 to be treated as an S Corporation including the approval of any transfer of common stock by a shareholder that would have such effect and (iv) any amendments to the Articles of Incorporation of the Corporation.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall be a President and a Secretary, and may also include a Chairman of the Board of Directors, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. The affirmative vote of at least seventy-five percent (75%) of all of the members of the Board of Directors shall be required to elect each officer of the Corporation. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. The affirmative vote of at least seventy-five percent (75%) of all of the members of the Board of Directors shall be required to fill any vacancy in any office of the Corporation.

SECTION 5. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall in general, supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, he shall preside at all meetings of the shareholders and directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the resolution of the Board of Directors, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all-duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by Resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. THE VICE PRESIDENTS. The Board of Directors may elect one or more Vice Presidents. During such absence or disability of the President as prevents his performance of the powers and duties as such, a Vice President as shall be appointed by the President or as selected by the Board of Directors shall be Acting President. A Vice President, while Acting President, shall have all powers and duties of the President. Any Vice President may sign with the Secretary or an Assistant Secretary, the certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors, and shall perform and have such other powers and duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may elect a Chairman of the Board of Directors. The Chairman of the Board of Directors shall, if required by the Board of Directors, preside at all meetings of the shareholders and of the Board of Directors and shall have such further and other powers and duties, and supervision of such matters, as shall be prescribed by the Board of Directors.

SECTION 9. THE TREASURER. The Board of Directors may elect a Treasurer. if required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Board of Directors may elect or appoint Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for his faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no office shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFER RESTRICTIONS. Transfer of shares of the Corporation are subject to a Shareholders Agreement dated as of June     , 1988, a copy of which agreement is on file with the Secretary of the Corporation. Every certificate representing shares of the Corporation shall contain a plainly visible statement to the effect that transfer of the share or shares represented thereby is subject to the restrictions contained in such agreement.

SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. No such transfers shall be made unless the holder of record shall furnish the Secretary evidence of compliance with the terms of the Shareholders Agreement dated as of June     , 1988.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be set by a resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time, declare and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, “Corporate Seal, Illinois”.

ARTICLE X

COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by all of the members of the Board, designate two or more directors to constitute an Executive Committee, which committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation except for such matters as are specifically reserved to the Board of Directors by law or by the Articles of Incorporation or by the By-Laws of the Corporation. Members of the Executive Committee shall hold office at the discretion of the Board of Directors and vacancies in such Committee may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.

SECTION 2. CHAIRMAN AND MEETINGS OF EXECUTIVE COMMITTEE. The Board of Directors shall elect one of the members of the Executive Committee as chairman thereof. The Committee shall fix its own rules and procedures and shall hold such meetings at such times and places as the Chairman thereof shall designate, but in every case, the presence of a majority of the members thereof shall be necessary to constitute a quorum. The act of a majority of the members of the Executive Committee shall be the act of such Committee.

SECTION 3. REPORTS. A complete report on all acts of the Executive Committee shall be made to the Board of Directors in such manner and at such times as may be required by the Board of Directors.

SECTION 4. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate such number of directors to constitute such other committees as the Board of Directors shall deem necessary or desirable, such committees to exercise such powers and have such duties as are assigned to them by such resolutions. Members of such committees shall hold office at the discretion of the Board of Directors and vacancies in any such committees may be filled by the directors at any regular or special meeting of the Board of Directors. Reports shall be made by such committees in the manner and at the times designated by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

INDEMNIFICATION

SECTION 1. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and &mounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent and under all circumstances permitted by the Business Corporation Act of Illinois, as the same may be amended from time to time.

SECTION 2. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 3. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, and shall continua as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrator of such a person.

ARTICLE XIII

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted only (i) upon the affirmative vote of 75% of all of the members of the Board of Directors, (ii) at a meeting of the shareholders of the Corporation by a resolution adopted by the holders of a majority of the issued and outstanding stock of the Corporation, or (iii) by the unanimous written consent of shareholders owning of record all of the issued and outstanding shares of capital stock of the Corporation.